Exhibit 10.2

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”), dated as of this __ day of June 2019, by and between Findex.com, Inc., a Nevada corporation, with offices located at 1313 South Killian Drive, Lake Park, FL 33403 (the “Company”) and ____________, an individual/entity whose principal residence/place of business is located at _________________________ (the “Investor”) (the Company and the Investor may be referred to individually in some instances hereinafter as a “Party,” or jointly as the “Parties”).

WHEREAS, the Investor, having performed certain independent contracting-based services for the Company throughout the period commencing July, 2014 and continuing through September, 2016, is the holder of a certain promissory note (the “Original Securities”) in the combined principal amount of ________________ dollars ($_____), a copy of which Original Securities is annexed hereto as Exhibit A;

WHEREAS, the Parties agree after consideration of the relevant factors that, as of and through the date hereof, and notwithstanding the stated interest rates set forth on the face of the Original Securities, the aggregate accrued interest payable on the Original Securities amounts to _________________ dollars ($____) (such aggregate interest obligation, when combined with the principal debt obligation owing under the Original Securities to be referred to hereinafter as the “Aggregate Debt Obligation”);

WHEREAS, notwithstanding the fact that the Original Securities have been since their issuance, and in accordance with their express terms, convertible to common stock of the Company, par value $0.001 per share (the “Common Stock”), to date, neither the entirety nor any part of the Aggregate Debt Obligation has been so converted;

WHEREAS, the Company, as part of a broader balance sheet restructuring initiative, has offered to the Investor (the “Offering”) an opportunity to agree to surrender, cancel and exchange the Original Securities, inclusive of the Aggregate Debt Obligation and the attendant rights of conversion, and pursuant to Section 3(a)(9) of the U.S. Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”), for a warrant to purchase a number of shares of a certain series of Company preferred stock designated by the Company “Series RX-2 Preferred Stock” (the “Preferred Stock”) pursuant to a certificate of designations made a part of the Company’s Articles of Incorporation through filing with the Nevada Secretary of State as of June 3, 2019 (the “Certificate of Designations”), a copy of which Certificate of Designations is annexed hereto as Exhibit B and made a part hereof, and the Investor desires to accept such offer (such warrant, in the form annexed hereto as Exhibit C and made a part hereof, the “Exchange Securities”);

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the Company and Investor as follows:

1.       Exchange of Original Securities. As of the date hereof, and pursuant to exemption afforded by Section 3(a)(9) of the Securities Act, the Investor shall have physically delivered and surrendered to the Company the originally signed instruments embodying the Original Securities in exchange for taking delivery by the Company of this Agreement, duly executed on behalf of the Company, which Agreement shall obligate the Company to deliver to Investor a certificate reflecting the Exchange Securities, without the payment of any additional consideration (the “Exchange”).

2.       Investor Representation. The Investor hereby represents to the Company and agrees that (i) no additional consideration is being paid beyond cancellation and surrender of the Original Securities, and the Investor has not been asked to part with anything of value, in each case in connection with the Offering, (ii) to the best of Investor’s knowledge, the Company has not paid any commission or remuneration for the solicitation of the exchange, and (iii) consistent with the Original Securities, the Exchange Securities are, and any shares of Preferred Stock issued upon exercise thereof, or Company common stock, par value $0.001 per share (the “Common Stock”) issued upon conversion thereof, will constitute “restricted securities” under the Securities Act and that, as such,, they may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom.

3.       Representation of Company. The Company hereby represents and warrants to the Investor that (i) the Company was the issuer of the Original Securities, (ii) no additional consideration is being paid by the Investor beyond cancellation and surrender of the Original Securities, and the Investor has not been asked to part with anything of value, in each case in connection with the Offering, (iii) this Offering has only been extended to the Company’s existing security holders, (iv) the Company has not paid, and shall not pay, any commission or remuneration for the solicitation of the Exchange, (v) upon any proper exercise of the Exchange Securities, the Company shall have available the authorized but unissued shares of Preferred Stock required to fulfill its obligations thereunder, (vi) upon issuance and delivery, if at all, of any shares of Preferred Stock upon exercise of the Exchange Securities, or of any shares of Common Stock upon conversion of the Preferred Stock, such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof, (vii) as soon as practicable, it shall deliver to the Investor a certificate reflecting the Exchange Securities, and (viii) the Offering and Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, and it shall not take any position contrary to that recognition, including without limitation, and for purposes of resale exemption under Rule 144 of the Securities Act, that the holding period of the Exchange Securities may be tacked onto the holding period of the Original Securities.

4.       Miscellaneous.

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at the address set forth on the first page hereof, and to the Investor at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2 This Agreement shall not be changed, modified, or amended except by a writing signed by both the Company and the Investor.

4.3 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective heirs, legal representatives, successors, and/or assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements, and understandings of any and every nature between them, except as may be expressly set forth in the certificates or instruments embodying the Exchange Securities (and/or any of the Preferred Stock for which it is exercisable and/or any Common Stock into which the Preferred Stock is convertible) themselves.

4.4 Notwithstanding the place where this Agreement may be executed by either Party, it is agreed that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida without regard to principles of conflicts of laws.

4.5 EACH OF THE PARTIES HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF PALM BEACH, STATE OF FLORIDA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES FURTHER AGREE NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

4.6       This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Investor, this Agreement shall become a binding obligation of the Investor with respect to the subject matter hereof, but shall only be binding upon the Company if and when counter-signed by the Company.

4.7       The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

4.8       It is agreed that a waiver by either Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same Party.

4.9       The subscriber agrees to execute and deliver all such further documents, agreements, and instruments, and take such other and further action, as may be reasonably requested by the Company to carry out the purposes, intent of, and any legal requirements associated with, this Agreement.

4.10       The Company agrees not to disclose the names, addresses, or any other information about the Investor, except as may be required by law, advised by counsel, or as otherwise reasonably necessary to conduct its business.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Subscriber:	Subscription Accepted:
FINDEX.COM, Inc.
- A Nevada Corporation -

By:
Name:		Name:	Steven Malone
Title (if applicable):		Title:	President & Chief Executive Officer

Date:	June __, 2019	Date:	June __, 2019

Address (principal residence/place of business):___________________________________________

Social Security or Employer Identification Number of Subscriber:______________________________